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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☒
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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
BCB Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)
Committee for Sound Corporate Governance
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT

COMMITTEE FOR SOUND CORPORATE GOVERNANCE

OF

BCB BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

                        , 2004

INTRODUCTION

        This proxy statement and the enclosed GREEN proxy card are being furnished to holders of the common stock, no par value (the "Common Stock"), of BCB Bancorp, Inc., a New Jersey corporation (the "Company"), by the Committee for Sound Corporate Governance (the "Committee") in connection with its solicitation of proxies from shareholders for the election or re-election of the Committee's nominees (the "Independent Nominees") as directors of the Company at the 2004 Annual Meeting of Shareholders of the Company, including any adjournments or postponements, continuations or reschedulings thereof (the "Annual Meeting").

        The Committee is comprised of:

Donald S. Cymbor, Sr. Robert D. Doria Phyllis Wasserman Garelick John J. Hughes Gary R. Maita	H. Mickey McCabe Kenneth R. Poesl Joseph Tagliareni Susan Ferraro Virginia Boele Kemp	Michael Masone Henry Sanchez Mark A. Smith

        Messrs. Cymbor, Doria, Maita, McCabe, Poesl and Tagliareni and Ms. Garelick are each founding Directors of the Company's wholly-owned subsidiary, Bayonne Community Bank (the "Bank"), and Directors of the Company. In addition, Mr. Hughes is a Director of the Company.

        The Annual Meeting is currently scheduled to be held on                        , 2004 at the Chandelier Restaurant, 1081 Broadway, Bayonne, New Jersey at 10:00 a.m. EST. This Proxy Statement and the enclosed GREEN proxy card are first being mailed to the Company's shareholders of record on or about                    , 2004.

        THIS SOLICITATION IS BEING MADE BY THE COMMITTEE AND NOT BY OR ON BEHALF OF THE BOARD OF DIRECTORS.

        The Committee members beneficially own 432,408 shares, which is approximately 18.8% of the Company's outstanding Common Stock and are soliciting the votes of other shareholders (i) to elect the ten nominees of the Committee for election (or re-election) as directors of the Company at this year's Annual Meeting (the "Independent Nominees") and (ii) to ratify the appointment of Radics & Co., LLC as the Company's independent auditors.

        The Committee requests that you vote on its proxy card FOR the Independent Nominees and FOR the ratification of the appointment of Radics & Co., LLC as the Company's independent auditors. Accordingly, please promptly complete, sign, date and mail the enclosed GREEN proxy card in the enclosed postage-paid envelope.

        If any of your shares of Common Stock are held in the name of a brokerage firm, bank nominee or other institution on                    , 2004 (the "Record Date"), only it can vote such shares and only upon receipt of your specific instructions. Accordingly, please return the GREEN proxy card in the envelope provided by your broker, bank or other institution, or contact the person responsible for your account and instruct them to execute on your behalf the GREEN proxy card.

        YOUR VOTE IS IMPORTANT! THE COMMITTEE URGES YOU TO VOTE "FOR" ITS INDEPENDENT NOMINEES.

        PLEASE DO NOT RETURN ANY WHITE PROXY CARD SENT TO YOU BY THE COMPANY. Even if you may have voted on the Company's white proxy card, you can easily change your vote by promptly signing, dating and returning the enclosed GREEN proxy card in the enclosed postage-paid envelope. Only your latest dated proxy will count at the 2004 Annual Meeting.

GENERAL INFORMATION

        The Annual Meeting is scheduled to be held on Tuesday,          ,          , 2004. The Board of Directors has fixed the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting as                    , 2004 (the "Record Date"). Shareholders of record at the close of business on the Record Date will be entitled to one vote at the Annual Meeting for each share of Common Stock held by them on the Record Date. As of                    , 2004, the total number of shares of Common Stock reported by the Company as being outstanding was [2,296,984]. To the knowledge of the Committee, the Common Stock is the only class of voting securities of the Company outstanding as of the Record Date.

        TO ELECT THE INDEPENDENT NOMINEES, PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED GREEN PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

        WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, WE URGE YOU TO COMPLETE AND RETURN THE ENCLOSED GREEN PROXY CARD. PROPERLY VOTING THE ENCLOSED GREEN PROXY CARD AUTOMATICALLY REVOKES ANY PROXY PREVIOUSLY SIGNED BY YOU. REMEMBER, ONLY YOUR LATEST DATED AND SIGNED PROXY WILL BE VOTED.

        If the enclosed GREEN proxy card is properly executed and received by the Committee before or at the Annual Meeting, the shares of Common Stock represented thereby will be voted by the persons designated therein in accordance with the direction indicated thereon. If you sign the GREEN proxy card but do not make any specific choices, your proxy will vote your shares of Common Stock "FOR" the election of the Independent Nominees to the Board of Directors and "FOR" the ratification of Radics & Co., LLC as the Company's independent auditors. If any other matter is properly presented at the Annual Meeting, the persons named in the proxy will vote your shares thereon in their discretion according to their best judgment.

        If you have any questions concerning this Proxy Statement or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York
(800) 322-2885 10016

PURPOSES OF THE MEETING

        To the knowledge of the Committee, the only purposes of the meeting are to consider and vote upon the election of 10 Directors to hold office until the 2005 Annual Meeting of Shareholders and until their successors are elected and qualified and to ratify the appointment of Radics & Co., LLC as the Company's independent auditors.

        Pursuant to this Proxy Statement, the Committee is soliciting proxies from shareholders to vote FOR the election of the Independent Nominees and FOR the ratification of the appointment of Radics & Co., LLC as the Company's independent auditors.

THE COMMITTEE

        The Committee is comprised of Donald S. Cymbor, Sr., Robert G. Doria, Susan Ferraro, Phyllis Wasserman Garelick, John J. Hughes, Virginia Boele Kemp, Gary R. Maita, Michael Masone, H. Mickey McCabe, Kenneth R. Poesl, Henry Sanchez, Mark A. Smith and Joseph Tagliareni and includes eight current members of the Company's Board of Directors. The Committee members beneficially own an aggregate of 432,408 shares, representing approximately 18.8% of the shares of Common Stock reported by the Company as being outstanding as of the Record Date. The Committee members intend to vote the shares of Common Stock they beneficially own for the Independent Nominees and for the ratification of the appointment of Radics & Co., LLC as the Company's independent auditors.

        The members of the Committee, which includes the Independent Nominees, may be deemed "participants" in this proxy solicitation as defined by the Securities and Exchange Commission (the "SEC"). Certain information relating to the beneficial ownership of Common Stock by participants in the solicitation and certain other information is contained in Schedule I to this Proxy Statement and is incorporated herein by reference.

        None of the participants in this proxy solicitation or any of their respective associates (i) is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, other than stock option agreements evidencing stock options granted to Independent Nominees who are Directors of the Company, (ii) owns any securities of any parent or subsidiary of the Company; or (iii) has any arrangements or understandings with any person or persons with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates may be a party.

REASONS FOR THE SOLICITATION

        The Committee believes that the persons elected as Directors of the Company at the Annual Meeting will be critical to the future of the Company and its shareholders. Accordingly, the Committee is soliciting proxies from shareholders in order to elect its nominees as Directors. The Committee and its nominees include eight of the current Directors of the Company, including the original Chairman of the Board of the Company and its predecessor, the Bank. We are taking this action because we believe that, under the direction of the other ten Directors, three of whom are management of the Company, the Board has acted arbitrarily regarding its consideration of important Board matters. We believe:

  •
  The Board should fully evaluate and consider all viable strategic alternatives;

  •
  Board members should be appropriately informed in a timely manner regarding significant proposals to the Board; and

  •
  Management membership on the Board should be limited to no more than one member in order to promote the independence of the Board and its focus on shareholder value, rather than the interest of management to perpetuate its position.

        In addition, we are concerned that the current controlling faction of the Board is seeking to entrench and preserve its position contrary to the best interests of shareholders by:

  •
  seeking to establish a classified Board of Directors, whereby only one-third of the Directors would be up for re-election annually; and

  •
  reducing the size of the Board to increase their control and not nominating Robert D. Doria, John J. Hughes, Gary R. Maita and H. Mickey McCabe for election as Directors. These four Directors, who are members of the Committee and now are Independent Nominees for election as Directors, had been insistent on the need to properly consider all viable strategic alternatives presented to the Company.

        The Committee believes that it is in the best interests of all shareholders to elect the Independent Nominees.

        The Committee urges you to act now!

        YOUR VOTE IS IMPORTANT! TO VOTE FOR THE INDEPENDENT NOMINEES, COMPLETE, SIGN, DATE AND RETURN THE GREEN PROXY CARD TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE! IF YOU HAVE ALREADY SUBMITTED A PROXY CARD TO THE BOARD OF DIRECTORS OF THE COMPANY, YOU MAY CHANGE YOUR VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED GREEN PROXY CARD, WHICH WILL BE COUNTED AT THE ANNUAL MEETING.

ELECTION OF INDEPENDENT NOMINEES

        The Committee is soliciting proxies in support for the Independent Nominees to be used at the Annual Meeting.

        The Company's Board of Directors currently consists of 18 Directors. However, the Board under the control of the other Directors has reduced the size of the Board, effective at the Annual Meeting, to 10.

        The Committee proposes that the Company's shareholders elect the Independent Nominees as Directors of the Company at the Annual Meeting. The Independent Nominees are listed below and have furnished the following information concerning their principal occupations or employment and certain other matters. Each of the Independent Nominees, if elected, would hold office until the 2005 Annual Meeting of Shareholders and until his or her successor has been elected and qualified or until his or her death, resignation or disqualification.

        Each of the Independent Nominees identified below has agreed to serve as a Director of the Company if elected. Although the Committee has no reason to believe that any of the Independent Nominees will be unable to serve as Directors, if any one or more of the Independent Nominees is not available for election, the persons named on the GREEN proxy card will vote for the election of such other nominees as may be proposed by the Committee.

The Committee's Nominees for Director

        The table set forth below identifies the 10 Independent Nominees for election as Directors of the Company and provides certain information concerning each of these nominees.

Name and Principal Business Address	Director of Company or Bank Since	Age	% Interest in Company	Principal Occupation Last Five Years
Donald S. Cymbor, Sr. 86 West 14th Street Bayonne, NJ 07002	2000	60	3.4%	Owner/Manager—Bayonne Memorial Home Owner/Director—William Kohoot Funeral Home
Robert G. Doria 310 Broadway Bayonne, NJ 07002	2000	52	1.1%	Partner—Donohue, Gironda & Doria, C.P.A.s
Phyllis Wasserman Garelick 31 Park View Terrace Bayonne, NJ 07002	2000	61	1.8%	Retired—Elizabeth Board of Education

John J. Hughes 25 West 8th Street Bayonne, NJ 07002	2003	58	0.6%	Attorney—Hughes & Finnerty, P.C.
Gary R. Maita 919 Broadway Bayonne, NJ 07002	2000	47	2.7%	Dentist—South Hudson Dental Group
H. Mickey McCabe 7 East 41st Street Bayonne, NJ 07002	2000	56	3.0%	President—McCabe Ambulance Service President—McCabe Institute of Emergency Preparedness
Kenneth R. Poesl 116 East 22nd Street Bayonne, NJ 07002	2000	53	4.8%	President/Owner—Ken's Marine Service
Joseph Tagliareni 1023 Broadway Bayonne, NJ 07002	2000	49	1.1%	President/CEO—J&J Printing
Susan Ferraro 766-768 Broadway Bayonne, NJ 07002	—	33	0.1%	Attorney—Law Offices of Susan Ferraro, Esq.
Virginia Boele Kemp 923 Broadway Bayonne, NJ 07002	—	50	0.1%	President/Owner—Four Seasons Travel

        Donald S. Cymbor, Sr., a founding Director of Bayonne Community Bank, has been the owner and manager of Bayonne Memorial Home since 1973 and the owner and director of William Kohoot Funeral Home since 1989. Mr. Cymbor served as Secretary of Bayonne Community Bank, and has served as Chairman of the Bank's Loan Committee, since inception. Mr. Cymbor is the past president of the New Jersey State Funeral Directors Association, the Hudson County Funeral Directors Association and the Bayonne Rotary Club. In addition, Mr. Cymbor is Treasurer and a member of the Board of Directors of the Bayonne Economic Development Corporation and Treasurer of the County Corkmans Association. Mr. Cymbor is a former member of the Bayonne Zoning Board of Adjustments (1982-1993) and the New Jersey State Board of Mortuary Science. Mr. Cymbor attended Queen of Peace High School and graduated from the American Academy McAllister Institute of Funeral Service. Mr. Cymbor is a veteran of the Vietnam War. Mr. Cymbor is a resident of Bayonne.

        Robert G. Doria, a founding Director of Bayonne Community Bank, is a partner in the firm of Donohue, Gironda & Doria, Certified Public Accountants. Mr. Doria served as Chairman of Bayonne Community Bank's Budget Committee or Audit Committee from inception through February 2004.    Mr. Doria is a member of the American Institute of Certified Public Accountants, past president and Director of the Hudson County Chapter of Certified Public Accountants and a member of the New York and New Jersey Societies of Certified Public Accountants. Additionally, he has lectured and published in the area of computer auditing and taught financial accounting and auditing as an adjunct professor at Kean College and New Jersey City University. Mr. Doria is a Certified Tax Assessor having been appointed by the Governor of New Jersey to serve as a commissioner of the Hudson County Board of Taxation and currently serves as its President. Mr. Doria has also been involved in the following professional and community activities: President of the Bayonne Chamber of Commerce since

1994; Chairman of the Bayonne Urban Enterprise Zone Corporation; past president of Bayonne Economic Development Corporation; former Trustee of Hudson County Community College, Chairman of the Finance Committee and member of the Board of School Estimates; past president of the Bayonne Chapter of UNICO National; charter member of the 200 Club of Hudson County; and charter member of the Order of the Sons of Italy—Rev. Dominick Delmonte Lodge. Mr. Doria attended Our Lady of Assumption Grammar School and Marist High School, and received a B.A. degree from Saint Peter's College. Mr. Doria is a lifelong resident of Bayonne.

        Phyllis Wasserman Garelick, a founding Director of Bayonne Community Bank, is a graduate of P.S. #3 and Bayonne High School. She holds a BA and MA from New Jersey City University. In addition, she holds advanced certifications including Administration and Supervision and Director of Guidance Services. Mrs. Garelick, retired from the City of Elizabeth Board of Education, started her 33 year career in 1964 as an English teacher, taught career education, wrote curriculum, was promoted to guidance counselor, principal and supervisor of the guidance program. Under her direction was the SAC program, the CID, a center for infant development, a day care center for the children of the district's teen mothers, Crisis Coordinator, Homeless Program supervisor, liaison from the Elizabeth district to Hillcrest Academy, an at risk alternative school, United Way school district chairperson, Kean College honoree/Counselor of the County and supervisor of 59 guidance counselors on elementary, middle school and high school level. Mrs. Garelick is a founding director of Bayonne Community Bank, Vice-Chairman of the Bayonne Medical Center Foundation, secretary of the Bayonne Education Foundation, former 10 year trustee/president/vice-president of the Bayonne Board of Education, former president of the Bayonne Jewish Community Center, advisory board member of the Simpson Baber Foundation of the Autistic and the National Conference of Community and Justice, where she was a recipient of the NCCJ Brotherhood Award. She also holds long-time memberships in ORT (the Organization for Rehabilitation Through Training), National Council of Jewish Women, and is a former trustee of the Bayonne YWCA. Mrs. Garelick and her family are long-time members of Temple Beth Am. Mrs. Garelick is a resident of Bayonne.

        John J. Hughes, a founding Member of Bayonne Community Bank, is engaged in the practice of law with Hughes & Finnerty, P.C. Hughes & Finnerty, P.C., has served as legal counsel to Bayonne Community Bank since inception through February 2004. Mr. Hughes has been in private practice in Bayonne since 1974. Previously, he served as an Assistant Prosecutor with the Hudson County Prosecutor's Office. Mr. Hughes is a former Council President of the Bayonne Council, Boy Scouts of America, and serves as Council Commissioner for the Northern New Jersey Council, Boy Scouts of America. He is a former President of the St. Vincent's Holy Name Association. He is a former member of the St. Vincent's Parish Council and presently serves as a member of the Parish Finance Committee. He is a Trustee of the Bayonne Scout Endowment and a member of the Knights of Columbus, Our Lady Star of the Sea, Council 371. Mr. Hughes attended St. Henry's Grammar School and St. Peter's Prep. He received a B.A. degree from the University of Notre Dame and his J.D. from Seton Hall University. Mr. Hughes is a lifelong resident of Bayonne.

        Dr. Gary R. Maita, a founding Director of Bayonne Community Bank, a general dentist, is a partner in the South Hudson Dental Group. Dr. Maita served as Vice-Chairman of the Board of Directors of Bayonne Community Bank, and as Chairman of both the Budget Committee and Building Committee for all three Bayonne Community Bank offices. Dr. Maita is currently serving as Secretary to the Bayonne Board of Education, an officer of the Bayonne Chapter of UNICO National, Cub Scout Leader in St. Vincent's Cub Scout Pack 25, and Vice President of the Bayonne Scout Endowment. He was a past president of the Bayonne Board of Education, past president of the Bayonne Council of the Boy Scouts of America, and past president of the Bayonne Rotary Club. Dr. Maita attended Our Lady of Assumption Grammar School, Marist High School, and received his B.A. degree from Richard Stockton State College, and D.M.D. degree from the University of Medicine and Dentistry of New Jersey. Dr. Maita is a lifelong resident of Bayonne.

        H. Mickey McCabe, a founding Director of Bayonne Community Bank, is Founder and President of McCabe Ambulance Service and McCabe Institute of Emergency Preparedness, both located in Bayonne. Mr. McCabe served as Chairman of the Board of Directors of Bayonne Community Bank. Mr. McCabe is the past President of the Bayonne Uptown Merchants Association; the past Vice President of the Bayonne Chamber of Commerce; the current President of Bayonne Economic Development Corp.; a founding member of the Bayonne Saint Patrick's Parade Committee; Founder and past Chairman of the Bayonne Neighborhood Watch; Founder and past President of the Bayonne Chapter of the American Heart Association; Founder and Chairman of the Bayonne Police Bulletproof Vest Fund; Treasurer of the Bayonne Police D.A.R.E. Program; President of the Medical Transportation Association of New Jersey; and Vice Chairman of the New Jersey State EMS Council; Founder and Chairman of the Bayonne Police Defibrillation Fund; Chairman of the Bayonne 2000; Founder/past President of Hudson County 200 Club; former Member of St. Peter's Prep Board of Trustees; Hudson County EMS Coordinator for the NJ Office of Emergency Management; Member of NJ State EMS Homeland Security Task Force Planning Agency; Member of Metropolitan Medical Response System; and Member of NJ Med Prep EMS Sub-Committee. Mr. McCabe is a recipient of Honorary Life Membership N.J. State P.B.A., Boy Scout Council Distinguished Citizen's Award, NCCJ Brotherhood Award, Hudson County D.A.R.E. Officers Association Award, Bayonne D.A.R.E. Man of the Year, Ireland's 32 Man of the Year, Bayonne Police Dept. Emerald Society Special Recognition Award, Knights of Columbus E.M.T. of the Year Award, Bayonne Writers Guild Civic Award, Bayonne Bridgeman Man of the Year, Bayonne Police Dept. Emerald Society Irishman of the Year 2003, and St. Vincent's School Man of the Year. Mr. McCabe attended Horace Mann Grammar School, Bayonne High School, and received a B.S. degree from Saint Peter's College. Mr. McCabe is a lifelong resident of Bayonne.

        Kenneth R. Poesl, a founding Director of Bayonne Community Bank, is the President and owner of Ken's Marine Service, an environmental remediation company founded in 1977. Mr. Poesl is a member of various trade associations including the Spill Control Association of America and the International Tank Terminal Association. Mr. Poesl is a member of the United States Coast Guard Area Planning Committee for the Port of New York and holds a United States Coast Guard Masters Captain's License. Mr. Poesl has served on the executive board of the Boy Scouts of America Hudson Liberty Council; the Board of Trustees for the Bayonne Healthcare Foundation, and is a council member of the Grace Lutheran Church, Bayonne, New Jersey. He is also a trustee of the Bayonne Scout Endowment. Mr. Poesl attended P.S. #4, Mary J. Donohoe Grammar School, Bayonne High School and the Seamen's Institute in Manhattan. Mr. Poesl is a resident of Bayonne.

        Joseph Tagliareni, a founding Director of Bayonne Community Bank, is the President and Chief Executive Officer of J & J Printing located in Bayonne, and has over 28 years of printing experience. Mr. Tagliareni is a member of many civic organizations including the Bayonne Chapter of UNICO National, the Knights of Columbus, New Era Civic Club, the United Christians and Jews Association, the Bayonne Chamber of Commerce, the Hometown Fair Committee, and the Chandelier Golf Committee. Mr. Tagliareni is a Vice President and a board member of the Bayonne Family YMCA and serves on the school board of Saint Mary's, Our Lady Star of the Sea Elementary School. Mr. Tagliareni is a committeeman for the First Ward in Bayonne. Mr. Tagliareni served as Chairman of the Bayonne Chapter of UNICO's Walk for Schools. He was Bayonne's Ireland 32 Honoree for 1996 and Bayonne Concerned Citizens' Civic Award recipient for 2001. Mr. Tagliareni attended Lincoln School and Bayonne High School. Mr. Tagliareni is a lifelong resident of Bayonne.

        Susan Ferraro, Esq., is in private practice in Bayonne since 1998. Ms. Ferraro serves as an assistant attorney/municipal prosecutor for the City of Bayonne since July, 2000. Ms. Ferraro is licensed to practice law in New Jersey, New York and Florida. She is certified to appear in the United States District Court of New Jersey, Southern and Northern Districts of Florida and the Eastern and Southern Districts of New York. Additionally, she is a certified mediator in New Jersey. Active both civically and professionally, Ms. Ferraro is a member of the Hudson County Bar Association, the New Jersey Bar Association, the American Bar Association, the Florida Bar Association, and the Association of Trial Lawyers of America. Ms. Ferraro serves as a Trustee of the Bayonne Medical Center Foundation. Ms. Ferraro received a B.A. degree from the University of Arizona, a MPA degree from Seton Hall University, and her J.D. from City University of New York School of Law. Ms. Ferraro is a lifelong resident of Bayonne.

        Virginia (Ginger) Boele Kemp is the President and owner of Four Seasons Travel. Ms. Kemp has 32 years experience as a travel agent and event planner. Ms. Kemp is a long time member of the American Society of Travel Agents and has received numerous Travel Industry sales awards. A community activist, Ms. Kemp was the organizer and founder of the Bayonne Hometown Fair from 1991-2000 and Reflections of Bayonne from 2001-2003. A member of the Rotary Club of Bayonne, Ms. Kemp was the club's first woman President. Ms. Kemp serves as 2nd Vice President of the Bayonne Chamber of Commerce and as Vice Chair of Bayonne Economic Development Corporation where she also serves as Chair of the Loan Review Committee. Ms. Kemp is a member of the Concerned Citizens of Bayonne and Ireland's 32 and serves on the Bayonne Community Education Council, is a member of the National Conference on Community and Justice, and serves as President of the Franklin Condominium Association. Ms. Kemp's previous service includes being a board member of the YWCA of Hudson County (1991-1994), a member of the New Jersey State Superior Court Committee on Sanctioning and Probation (1992-1994), a board member of The Bayonne Community Mental Health Center (1995-2002) and the Simpson Baber Foundation for the Autistic (2000-2003). Ms. Kemp also serves as special event planner for the City of Bayonne and in that capacity planned and produced the City of Bayonne's Millennium Celebration in July of 2000. She also plans and coordinates the "Summer Sounds by the Bay" concert series. Ms. Kemp is the coordinator/publisher of "Bayonne, What a Great Neighborhood" magazine. Ms. Kemp has been honored with the 19th Annual Distinguished Citizen Award" by the Bayonne Council of the Boy Scouts of America, the 1996 "Woman of Achievement" by the Bayonne Historical Society, the 1997 "Service Award" by the Bayonne Youth Center, and was a 1998 Bayonne Economic Opportunity Foundation Honoree. Ms. Kemp is a resident of Bayonne.

  Information Regarding Other Committee Participants:

        Michael Masone is a lawyer in private practice and a principal in the law firm of Raff & Masone, P.A., with a general practice, and is currently the attorney for the Bayonne Rent Leveling Board. He has acted as principal partner and director for various building and development partnerships. Mr. Masone is past President and current member of the Bayonne Chapter of Unico National, member of Board of Directors and Secretary of Bayonne Family YMCA, member of Bayonne Soccer Club, President of Bayonne Italian American Democratic Club, past member of Bayonne 2000, member of Bayonne Columbus Committee and 1995 Grand Marshall, Past District Governor Unico National, Trustee Unico National Bayonne Chapter Sam P. Lamparello Youth Trust, Chairman of Board of Bayonne Chapter of Unico National Foundation, Inc., past Bayonne City Democratic Chairman, and member of Circolo Italiano. Mr. Masone attended a local public grammar school, St. Peter's Prep in Jersey City, NJ, Rutgers University, B.A. Economics with High Distinction, Phi Beta Kappa, Rutgers College 1975, J.D. Seton Hall University School of Law 1978. Mr. Masone's business address is 1081 Avenue C, Bayonne, New Jersey 07002. Mr. Masone is a lifelong resident of Bayonne.

        Henry Sanchez is retired with 51 years of combined military and civilian service. Mr. Sanchez served in the U.S. Navy, Amphibious Forces, and participated in the European/Pacific and Asiatic Theater of Operation during World War II and participated in the D-Day Normandy, France Invasion, Omaha Beach and Dog Red Area. Mr. Sanchez has received numerous medals and citations relative to his military service and most recently, in May 2003, received the State of New Jersey Meritorious Service Medal for sea combat in the European Theater of Operation and New Jersey State and General Assembly citation for receipt of the Meritorious Service Medal and involvement in the

Veterans Movement. Mr. Sanchez has been active in numerous veterans' organizations since 1950 and is currently a life member of the Disabled American Veterans, Our Lady of Assumption Catholic War Veterans Post 1612 and currently serves as Judge Advocate, the Korean War Veterans of Foreign Wars and the American Veterans of American Post 32. Mr. Sanchez served as trustee administering funds of the Bayonne Veterans Relief Fund. Mr. Sanchez is the Founder and President of the Military Ocean Terminal of Family and Military Enterprises. Mr. Sanchez serves as Vice Chairman of the Local Redevelopment Agency of Peninsula at Bayonne Harbor, Chairman of the United Way of Hudson County, President of Bayonne Community Museum, Member of Bayonne Public Library and Cultural Center, member of Board of Directors National Conference for Community and Justice, and Board Trustee for Concerned Citizens of Bayonne. Mr. Sanchez received the Congressional Record Citation for Outstanding Achievement Award for 51 years of Federal service. Mr. Sanchez's address is 11 Kennedy Boulevard, Bayonne, New Jersey 07002. Mr. Sanchez is a lifelong resident of Bayonne.

        Mark A. Smith is Director of Law Enforcement for the City of Bayonne. Mr. Smith, who joined the Bayonne Police Department in 1983, has risen through the ranks and was promoted to the rank of Lieutenant in 1999 and Captain in 2003. Mr. Smith is a member of International Association of Chiefs of Police, International Narcotics Enforcement Officers Association, New Jersey Honor Legion of Police, founding member of Police Directors Association of New Jersey, Member and past first Vice President of P.B.A. Local #7, member and past Vice President of the Superior Officers Association. Mr. Smith serves on the Board of Directors of the Chandelier Golf Charity Committee and the Hudson County ARC/Association of Retarded Children. He is a member of Bayonne Hospital Citywide Health Steering Committee, Bayonne Hospital Foundation Golf/Tennis Charity Committee, Board of Trustees Bayonne Family Y.M.C.A., Bayonne Elks Club, Bayonne Eagles Club, Bayonne Chapter of UNICO. Mr. Smith has been the recipient of over 40 excellent police service awards, 20 departmental commendations, Hudson County American Legion Police Officer of the Year, numerous valor awards, Knights of Columbus Police Officer of the Year, and Circolo Italiano Man of the Year. Mr. Smith attended local schools, St. Peter's College and received his M.A. from Seton Hall University. Mr. Smith's business address is 630 Avenue C, Bayonne, New Jersey 07002. Mr. Smith is a lifelong resident of Bayonne.

        There are no arrangements or understandings between the Independent Nominees and any other person pursuant to which they were selected as nominees. It is anticipated that each of the Independent Nominees, upon his election as a Director of the Company, will receive Director's fees consistent with the Company's current practices.

        Except as described under "Transactions with the Company" in Schedule I hereto, none of the Independent Nominees or any of their respective associates (i) has any arrangements or understandings with any person or persons with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates may be a party; or (ii) has carried on any occupation or employment with the Company or any corporation or organization which is or was a parent, subsidiary or other affiliate of the Company. No family relationships exist among the Independent Nominees or between any of the Independent Nominees and any other Director or executive officer of the Company.

        Certain additional information relating to, among other things, the ownership, purchase and sale of securities of the Company by the Independent Nominees and their respective associates, or arrangements with respect thereto, and transactions with the Company, is set forth in Schedule I to this Proxy Statement and is hereby incorporated herein by reference.

        In accordance with applicable rules of the SEC, the GREEN proxy card delivered with this Proxy Statement provides each shareholder with the opportunity to withhold his or her vote for any one or more of the nominees for election as Directors.

        THE COMMITTEE RECOMMENDS A VOTE "FOR" ALL OF THE INDEPENDENT NOMINEES.

REQUIRED VOTES

        According to the Company's By-laws and New Jersey law, Directors will be elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees receiving the greatest number of votes will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

        The holders of a majority of the Common Stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum for purposes of the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

PROXY PROCEDURES

        Shareholders are urged to complete, sign and date the enclosed GREEN proxy card and return it to the Committee, 7 East 41st Street, Bayonne, New Jersey 07002 in the enclosed postage-paid envelope in time to be voted at the Annual Meeting. Execution of the GREEN proxy card will not affect your right to attend the Annual Meeting and to vote in person. Any proxy may be revoked at any time prior to the Annual Meeting by delivering a written notice of revocation or a later dated proxy to the Committee or to the Secretary of the Company or by voting in person at the Annual Meeting. Only your latest dated proxy for the Annual Meeting will count.

        Only holders of record as of the close of business on the Record Date will be entitled to vote. If you were a shareholder of record on the Record Date, you may vote your shares of Common Stock at the Annual Meeting even if you have sold your shares before or after the Record Date. Accordingly, please vote the shares of Common Stock held by you on the Record Date, or grant a proxy to vote such shares, on the GREEN proxy card, even if you have sold your shares before or after the Record Date.

        If any of your shares of Common Stock are held in the name of a brokerage firm, bank nominee or other institution on the Record Date, only it can vote such shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute on your behalf the GREEN proxy card.

        Where you indicate a choice on your GREEN proxy card, your shares of Common Stock will be voted as specified. If you indicate no choice, your shares will be voted "FOR" the Independent Nominees and "FOR" the ratification of the appointment of Radics & Co., LLC as the Company's independent auditors, provided that you have signed the GREEN proxy card.

SOLICITATION OF PROXIES

        Proxies may be solicited by mail, facsimile, telephone, telegraph, in person and by advertisement. Solicitations may be made by any of the participants disclosed herein, including the members of the Committee and the Independent Nominees. In addition, certain employees of the participants and their associates may perform secretarial work in the course of their regular employment in connection with the participants and their associates solicitation of proxies and will not receive any additional compensation.

        Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the soliciting material of the Committee to their customers for whom they hold shares and the Committee will reimburse them for their reasonable out-of-pocket expenses.

        Solicitations may be made by the Committee through the use of mail, telephone, facsimile, e-mail, in-person, formal or informal meetings or by advertisement. The Committee has entered into an agreement with MacKenzie Partners, Inc. ("MacKenzie") to retain MacKenzie's services to solicit proxies for the Annual Meeting. MacKenzie will receive a fee of up to $30,000, plus reimbursement of

expenses. It is expected that MacKenzie will use up to approximately            employees for this solicitation.

        Although no precise estimate can be made at the present time, the Committee currently anticipates that the total expenditures relating to the solicitation, including the fees of MacKenzie will be approximately $120,000. Total expenditures to date have been approximately $            . The entire expense of preparing, assembling, printing and mailing this Proxy Statement and related materials and the cost of soliciting proxies will be borne by the Committee, who intend to seek reimbursement from the Company for those expenses. The Committee does not intend to seek shareholder approval for such reimbursement at a subsequent meeting unless shareholder approval is required under New Jersey law.

OTHER INFORMATION

        Certain information regarding shares of the Common Stock held by the participants, including the Independent Nominees, is contained in Schedule I to this Proxy Statement. Certain information regarding beneficial ownership of shares of Common Stock held by the Company's directors, nominees, management and 5% shareholders is contained in the Company's proxy statement furnished to shareholders in connection with the Annual Meeting under the heading "Proposal I—Election of Directors," and is incorporated herein by reference.

        Reference is also made to the Company's proxy statement relating to the Annual Meeting for certain information concerning the Company, the Common Stock, other information concerning the Company's management, and other matters relating to the Annual Meeting. The Company also is required to provide to its shareholders its Annual Report for the year ended December 31, 2003, which contains information as to the Company's financial condition and other matters. In addition, the Company is required to file reports that are publicly available. Copies of all such documents filed by the Company and by the Committee are available at the SEC's web site (www.sec.gov).

        Except as otherwise noted herein, the information concerning the Company has been taken from or is based on the Company's public filings with the SEC. Although the Committee for Sound Corporate Governance does not have any information that would indicate that any information contained in this Proxy Statement that has been taken from or is based on such documents is inaccurate or incomplete, the Committee disclaims any responsibility for the accuracy or completeness of any such information contained herein or for any failure by the Company to disclose events that may affect the significance or accuracy of such information. Furthermore, information with respect to each participant is given solely by such participant, and no participant assumes responsibility for the accuracy or completeness of information furnished by another participant. The Committee is not aware of any other substantive matters to be considered at the Annual Meeting; however, if any other matter should properly come before the Annual Meeting, the Committee will vote all proxies held by it in accordance with its best judgment and consistent with the federal proxy rules.

        WE URGE YOU TO SIGN, DATE AND RETURN THE GREEN PROXY CARD VOTING "FOR" THE ELECTION OF THE INDEPENDENT NOMINEES DESCRIBED IN THIS PROXY STATEMENT.

Dated: March 12, 2004

Sincerely,
THE COMMITTEE FOR SOUND CORPORATE GOVERNANCE

        If you have any questions concerning this Proxy Statement or need assistance in voting your shares, please call

McKenzie Partners, Inc
105 Madison Avenue
New York, New York 10016
(800) 322-2885

        Copies of this proxy statement and other soliciting material of the Committee can be obtained for free at the Securities and Exchange Commission web site at www.sec.gov, or from the Committee by calling (201) 436-1886.

SCHEDULE I

SECURITY OWNERSHIP OF THE PARTICIPANTS AND THEIR AFFILIATES AND ASSOCIATES, INCLUDING THE INDEPENDENT NOMINEES

        The following reflects the beneficial ownership of participants, including the Independent Nominees, of the Company's Common Stock. Certain information regarding beneficial ownership of shares of Common Stock held by the Company's directors, nominees, management and 5% shareholders is contained in the Company's proxy statement furnished to shareholders in connection with the Annual Meeting under the heading "Proposal I—Election of Directors," and is incorporated herein by reference.

Name	Number of Shares of Common Stock Beneficially Owned		Percentage
Donald S. Cymbor, Sr.	77,799	(1)	3.4%
Robert G. Doria	25,695	(2)	1.1%
Susan Ferraro	1,331	(3)	0.1%
Phyllis Wasserman Garelick	41,884	(4)	1.8%
John J. Hughes	14,281	(5)	0.6%
Virginia Boele Kemp	2,541		0.1%
Gary R. Maita	60,994	(6)	2.7%
Michael Masone	1,876		0.1%
H. Mickey McCabe	68,591	(7)	3.0%
Kenneth R. Poesl	109,143	(8)	4.8%
Henry Sanchez	2,420		0.1%
Mark A. Smith	—		0.0%
Joseph Tagliareni	25,853	(9)	1.1%

(1)
Includes 16,335 shares held by Mr. Cymbor's son.

(2)
Includes 333 shares owned by the accounting firm by which Mr. Doria is employed, 6,049 shares held jointly with Mr. Doria's spouse, and 1,809 shares owned by or for the benefit of Mr. Doria's spouse and children.

(3)
Represents shares held by Ms. Ferraro and her sister jointly.

(4)
Includes 32,186 shares held by Ms. Garelick and her spouse jointly, and 9,698 shares held by Ms. Garelick individually.

(5)
Includes 303 shares owned by Mr. Hughes's spouse.

(6)
Includes 9,143 shares owned by Dr. Maita's spouse and children, and 665 shares owned by a company controlled by Dr. Maita.

(7)
Includes 49,610 shares held by Mr. McCabe and his spouse jointly, and 5,989 shares owned by Mr. McCabe's spouse.

(8)
Includes 999 shares owned by companies of which Mr. Poesl is the sole owner, and 1,597 shares owned by Mr. Poesl's spouse and children.

(9)
Includes 666 shares owned by a company of which Mr. Tagliareni is the sole owner, 7,018 shares held jointly by Mr. Tagliareni and his spouse, and 666 shares owned by Mr. Tagliareni's children.

OTHER INFORMATION REGARDING THE PARTICIPANTS AND THEIR ASSOCIATES AND AFFILIATES, INCLUDING THE INDEPENDENT NOMINEES

Purchases and Sales of Shares of Common Stock of the Company

        The participants in this proxy solicitation have purchased the shares of Common Stock identified below within the last two years. None of the participants has sold any shares of Common Stock during such period.

Participant	Transaction Date	Shares of Common Stock Purchased
Donald S. Cymbor, Sr.	7-09-02 2-13-04	30,000 4,594
Robert G. Doria	7-09-02 2-13-04	1,400 4,194
Susan Ferraro	—	—
Phyllis Wasserman Garelick	2-17-04 7-09-02	4,374 9,000
John G. Hughes	2-20-04	1,878
Virginia Boele Kemp	—	—
Gary R. Maita	7-09-02 2-17-04	10,500 4,600
Michael Masone	—	—
H. Mickey McCabe	7-09-02 3-5-04	34,400 4,674
Kenneth R. Poesl	7-9-02 2-13-04	30,000 5,223
Henry Sanchez	—	—
Mark A. Smith	—	—
Joseph Tagliareni	7-09-02 3-5-04	1,400 4,193

        Each of the participants who purchased shares since January 7, 2004 used their personal funds to purchase the above-referenced shares, except for Gary Maita, H. Mickey McCabe, and Joseph Tagliareni. Dr. Maita borrowed funds from a bank which made the loan in the ordinary course of business. Dr. Maita's loan is for a term of 180 months and accrues interest at an annual rate of 6.009%. Messrs. McCabe and Tagliareni each borrowed funds for the acquisition of such shares from Ellisen Partners, L.L.C, 141 Stirling Road, Watchung, New Jersey 07069. Each of these loans provides for a six-month term and interest to accrue at an annual rate of 7.5%. Jeffrey Bonner controls Ellisen Partners, L.L.C. The loans by Ellisen Partners, L.L.C. to Messrs. McCabe and Tagliareni were made without any intent by Ellisen Partners, L.L.C. or Mr. Bonner to participate in a proxy contest by the Committee, and Ellisen Partners, L.L.C. and Mr. Bonner disclaim that they are participants in the Committee's proxy contest.

Compensation

        In their capacity as Directors of the Company, each of Mr. Cymbor, Mr. Doria, Mrs. Garelick, Dr. Maita, Mr. McCabe, Mr. Poesl and Mr. Tagliareni received $15,350 of Directors' fees for 2003.

Transactions with the Company

        John J. Hughes is a principal in the law firm of Hughes and Finnerty, P.C., which performed legal services for the Bank in 2003 and received aggregate fees of $10,655 therefor. In addition, Mr. Hughes received legal fees paid by borrowers in connection with loan transactions in which he represented the Bank. The Bank leases its 40th Street branch from a limited liability company owned by all Directors and executive officers of the Bank other than Mr. Donald Mindiak and Mr. Hughes. The negotiations with respect to the lease were conducted at arms-length and an agreement was reached on commercially-reasonable terms. Payments under the lease currently total approximately $9,000 per month.

        Mr. Tagliareni's printing company was paid approximately $89,600 for 2003 by the Company for printing services.

BCB BANCORP, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS OF BCB BANCORP, INC.
TO BE HELD ON                  ,              , 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE COMMITTEE FOR
SOUND CORPORATE GOVERNANCE

The undersigned hereby constitutes and appoints John J. Hughes and Robert G. Doria and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to appear and to vote all of the shares of Common Stock of BCB BANCORP, INC. (the "Company") registered in the name of the undersigned at the close of business on                  , 2004, at the Annual Meeting of Shareholders of the Company to be held on              ,             , 2004 at the Chandelier Restaurant, 1081 Broadway, Bayonne, New Jersey at 10:00 a.m., local time, or any and all postponements or adjournments thereof, with all powers that the undersigned would possess if personally present, for the purposes indicated on the reverse side hereof, and in their discretion, on other matters which properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED, AND IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, WILL BE VOTED (1) FOR THE ELECTION OF DONALD S. CYMBOR, ROBERT G. DORIA, PHYLLIS WASSERMAN, JOHN J. HUGHES, GARY R. MAITA, H. MICKEY MCCABE, KENNETH R. POESL, JOSEPH TAGLIARENI, SUSAN FERRARO AND VIRGINIA BOELE KEMP AS DIRECTORS OF THE COMPANY; (2) FOR THE RATIFICATION OF THE APPOINTMENT OF RADICS & CO., LLC AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004; AND (3) IN THE DISCRETION OF SAID PROXIES ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

(Continued and to be Signed on the Reverse Side)

PLEASE MARK, SIGN, DATE AND MAIL YOUR
PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

ANNUAL MEETING OF SHAREHOLDERS OF BCB BANCORP, INC.

             , 2004

\*/ Please Detach and Mail in the Envelope Provided \*/

☒	Please mark your votes as in this example
				FOR ALL NOMINEES	WITHHOLD ALL NOMINEES	WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE(S). WRITE NAME(S) OF NOMINEE(S) BELOW.
1.	Election of the following nominees for director:	Donald S. Cymbor Robert G. Doria Phyllis Wasserman John J. Hughes Gary R. Maita	H. Mickey McCabe Kenneth R. Poesl Joseph Tagliareni Susan Ferraro Virginia Boele Kemp	☐	☐	☐
2.	Ratification of the appointment of Radics & Co., LLC as independent auditors.
				FOR	AGAINST	ABSTAIN
				☐	☐	☐
SIGNATURE:	DATE:	SIGNATURE:	DATE:

NOTE: Please sign your name exactly as your name appears on the label attached hereto, and when signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer, or if a partnership, sign the full partnership name by an authorized person. Joint owners must each sign.

QuickLinks

PROXY STATEMENT COMMITTEE FOR SOUND CORPORATE GOVERNANCE OF BCB BANCORP, INC. ANNUAL MEETING OF SHAREHOLDERS
INTRODUCTION
GENERAL INFORMATION
PURPOSES OF THE MEETING
THE COMMITTEE
REASONS FOR THE SOLICITATION
ELECTION OF INDEPENDENT NOMINEES
The Committee's Nominees for Director
REQUIRED VOTES
PROXY PROCEDURES
SOLICITATION OF PROXIES
OTHER INFORMATION
SECURITY OWNERSHIP OF THE PARTICIPANTS AND THEIR AFFILIATES AND ASSOCIATES, INCLUDING THE INDEPENDENT NOMINEES
OTHER INFORMATION REGARDING THE PARTICIPANTS AND THEIR ASSOCIATES AND AFFILIATES, INCLUDING THE INDEPENDENT NOMINEES